77Q1(e)(1)

Management Agreement between American Century Capital Portfolios, Inc.and
American Century Investment Management, Inc., effective as of July 16, 2010
(filed electronically as Exhibit (d)(3) to Post-Effective Amendment No. 46
to the Registrant’s Registration Statement on July 29, 2010,
File No. 033-64872and incorporated herein by reference).